UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 24, 2008

MainSource Financial Group, Inc.

(Exact name of registrant as specified in its charter)

Indiana	0-12422	35-1562245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2105 N. State Road 3 Bypass

Greensburg, Indiana 47240

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (812) 663-6734

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                          Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                          Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 24, 2008, MainSource Financial Group, Inc. (the “Company”) issued a press release announcing that the Board of Directors of the Company entered into a Letter Agreement dated June 30, 2008, with Archie M. Brown, Jr., to serve as the Company’s new President and Chief Executive Officer and as a member of the Board of Directors of the Company for a term expiring at the 2009 Annual Meeting of Shareholders, effective August 4, 2008.  Mr. Brown will succeed Robert E. Hoptry, who has served as the interim President and Chief Executive Officer since February 8, 2008.  Mr. Hoptry will continue to serve as Chairman of the Board of Directors of the Company, a position he has held since 1983.

Mr. Brown, age 47, has served as Executive Vice President, Commercial and Consumer Banking, of Integra Bank, N.A., since 2001.  Integra Bank, N.A., is the banking subsidiary of Integra Bank Corporation, and operates 80 banking centers and 136 ATMs at locations in Indiana, Kentucky, Illinois and Ohio.  Integra Bank Corporation has assets of approximately $3.4 billion and had revenue of approximately $30.7 million in 2007.  At Integra, Mr. Brown was responsible for commercial banking, wealth management, information technology, corporate marketing, product management, mortgage banking, retail banking, branch operations and consumer and small business lending.  Mr. Brown also served as a member of the Executive Council of Integra.

Prior to joining Integra, Mr. Brown was the Senior Vice President, Consumer Lending Manager, of U.S. Bank (formerly Firstar Bank and Star Bank) from 1997 through 2001.  At U.S. Bank Mr. Brown served in leadership positions in branch banking, established and ran small business banking and led consumer lending through a significant time of expansion.

The terms of Mr. Brown’s employment with the Company are set forth in the Letter Agreement filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.  Mr. Brown’s initial base salary will be $315,000.  Mr. Brown will also be eligible to participate in the Company’s Executive Bonus Program, which will be prorated based upon the number of days he is employed by the Company during 2008.  Upon the commencement of his employment, anticipated to be August 4, 2008, Mr. Brown will be granted incentive options to purchase 25,000 shares of the Company’s common stock.  The exercise price of the options will be the fair market value of the common stock on the date of grant as determined under the Company’s 2007 Stock Incentive Plan.  A copy of the 2007 Stock Incentive Plan is filed as Exhibit 10.9 to the Company’s Form 10-K filed on March 17, 2008.  Such options will vest on the fourth anniversary of the commencement of Mr. Brown’s employment with the Company, so long as Mr. Brown is still employed by the Company at that time.  Conditions under which acceleration of vesting of all or a portion of the options may occur are detailed in the Award Agreement under the Company’s 2007 Stock Incentive Plan between Mr. Brown and the Company, the form of which is attached hereto as Exhibit 10.2.  Mr. Brown’s participation in various benefit plans and payments he will receive for temporary housing and relocation assistance are also detailed in the Letter Agreement.

Additionally, upon the commencement of Mr. Brown’s employment, the Company and Mr. Brown will enter into a Change in Control Agreement.  The purpose of the Change in Control Agreement is to secure the continued service and dedication of Mr. Brown in the event of an actual or threatened change in control of the Company (as defined in the Change in Control Agreement).  Payments under the Agreement are in full settlement of all other severance payments that may otherwise be payable to Mr. Brown under any other severance plan or agreement of the Company.  The Change in Control Agreement becomes operative only upon an actual or threatened Change in Control.

If Mr. Brown’s employment is terminated during the 12-month period following a Change in Control of the Company, either by the Company other than for Cause (as defined in the Change in Control Agreement) or by Mr. Brown for Good Reason (as defined in the Change in Control Agreement), Mr. Brown will be entitled to receive: (a) a lump sum cash amount equal to his unpaid salary and bonus amounts that have become payable, plus a pro-rata portion of his annual bonus for the fiscal year of termination of employment; (b) severance pay in a lump sum cash amount equal to 2.99 times the sum of (i) his highest annual rate of base salary during the 12-month period immediately prior to his termination of employment and (ii) his annual incentive bonus earned for the last completed fiscal year of the Company; and (c) continuation of medical, dental, accident, disability and life insurance benefits for Mr. Brown and his dependents for a 12-month period following his date of termination of employment.  If Mr. Brown’s date of termination is within 18 months of the earliest date on which such termination could be considered a Retirement (as defined in the Change in Control Agreement), the benefits described in (c) in the preceding sentence will be reduced accordingly. In the event that payments related to a Change in Control of the Company under the Change in Control Agreement or otherwise are subject to excise tax under Section 4999 of the Internal Revenue Code, the Company will generally provide Mr. Brown with an additional amount sufficient to enable him to retain the full amount of his Change in Control benefits as if the excise tax had not applied, unless a reduction in such Change in Control related payments by less than 5% would result in the excise tax not being imposed, in which case payments under the Change in Control Agreement shall be reduced (but not below zero) to the amount that could be paid without giving rise to such excise tax.  The form of Mr. Brown’s Change in Control Agreement is attached hereto as Exhibit 10.3.

Mr. Brown will be appointed as a director of the Company upon commencement of his employment.

The Letter Agreement filed as Exhibit 10.1, the Award Agreement filed as Exhibit 10.2 and the Change in Control Agreement filed as Exhibit 10.3 are incorporated herein by reference.  A copy of the above-referenced press release is furnished with this report as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(d)               Exhibits.

10.1                           Letter Agreement between MainSource Financial Group, Inc. and Archie M. Brown, Jr.

10.2                           Form of Award Agreement under the Company’s 2007 Stock Incentive Plan

10.3                           Form of Change in Control Agreement

99.1                           Press Release of MainSource Financial Group, Inc. dated July 24, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 24, 2008

MAINSOURCE FINANCIAL GROUP, INC.

	By:	/s/ Robert E. Hoptry
Robert E. Hoptry
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Letter Agreement between MainSource Financial Group, Inc. and Archie M. Brown, Jr.
10.2	Form of Award Agreement under the Company’s 2007 Stock Incentive Plan
10.3	Form of Change in Control Agreement
99.1	Press Release of MainSource Financial Group, Inc. dated July 24, 2008